UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2021

Hercules Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 2.02 Results of Operation and Financial Condition

On February 23, 2021, Hercules Capital, Inc. (the “Company”) issued a press release announcing its earnings for the quarter and year ended December 31, 2020. The text of the press release is included as an exhibit to this Form 8-K.

This information disclosed under this Item 2.02 including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

8.01      Other Events

On February 22, 2021, the Company announced that its Board of Directors has declared a quarterly dividend of $0.32 per share and a supplemental dividend of $0.05 per share, payable in such amounts and on such dates to shareholders, as forth below. The texts of the press releases are included as an exhibit to this Form 8-K.

Quarterly Dividend Payable in March 2021

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
March 5, 2021	March 8, 2021	March 15, 2021	$0.32

Supplemental Dividend Payable in March 2020

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
March 5, 2021	March 8, 2021	March 15, 2021	$0.05

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated February 23, 2021
99.2	Press Release dated February 22, 2021
99.3	Press Release dated February 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

February 23, 2021	By:	/s/ Melanie Grace
Melanie Grace General Counsel and Secretary